Exhibit 99.1

Bancshares of Florida, Inc.
Summary of Consolidated Financial Data (Unaudited)
(Dollars in thousands, except per share data)

The following (unaudited) summary financial data for the quarters ended September 30, 2006 and June 30, 2006 , and for the nine months ended September 30, 2006 and September 30, 2005, are derived from our financial statements and other data. Loans held for investment are stated before allowance for loan losses. Earnings per share is computed using the weighted average number of shares of common stock and dilutive common stock equivalents from stock warrants and stock options as required. Book value per share excludes the effect of any outstanding stock warrants and stock options.

	For the Quarter Ended

	September 30, 2006	June 30, 2006	Increase/(decrease)

			$	%

Total interest income	14,299	11,858	2,441	20.6%
Total interest expense	5,967	4,521	1,446	32.0%
Net interest income before provision	8,332	7,337	995	13.6%
Provision for loan losses	840	656	184	28.0%
Net interest income after provision	7,492	6,681	811	12.1%
Non interest income	1,062	1,006	56	5.6%
Gain on sale of investments	0	0	0	N/A
Noninterest expense	7,418	6,764	654	9.7%
Income before taxes	1,136	923	213	23.1%
Income tax benefit	447	370	77	20.8%
Net income (loss)	689	553	136	24.6%
Basic earnings (loss) per common share	$0.08	$0.07	$0.01	14.3%
Diluted earnings (loss) per common share	$0.07	$0.07	$—	0.0%
Weighted average common shares - Basic	9,149,185	7,390,499	1,758,686	23.8%
Weighted average common shares - Diluted	9,397,872	7,648,394	1,749,478	22.9%
Return on average assets	0.35%	0.32%	0.03%	8.8%
Return on average common equity	2.20%	2.48%	-0.28%	-11.4%
Top-line revenue	9,394	8,343	1,051	12.6%
Net interest margin	4.46%	4.60%	-0.14%	-3.0%
Efficiency ratio	78.97%	81.08%	-2.11%	-2.6%
Average equity to average assets	16.05%	12.96%	3.09%	23.8%
Average loans held for investment to average deposits	108.00%	100.35%	7.65%	7.6%
Net charge-offs to average loans	0.00%	0.03%	-0.03%	N/A

	September 30, 2006	June 30, 2006	Increase/(decrease)

			$	%

Total assets	850,096	756,267	93,829	12.4%
Cash and cash equivalents	48,457	91,040	(42,583)	-46.8%
Earning assets	789,695	728,062	61,633	8.5%
Investment securities	41,995	42,316	(321)	-0.8%
Loans	729,823	607,612	122,211	20.1%
Allowance for loan losses	7,094	5,666	1,428	25.2%
Intangible Assets	13,225	912	12,313	1350.1%
Deposit Accounts	660,443	593,561	66,882	11.3%
Borrowings	50,500	42,000	8,500	20.2%
Stockholders’ equity	134,463	118,444	16,019	13.5%
Total common shares outstanding	9,563,703	8,871,444	692,259	7.8%
Book value per common share	$14.06	$13.35	$0.71	5.3%
Tangible book value per common share	$12.68	$13.25	$(0.57)	-4.3%
Loan loss allowance to total loans	0.97%	0.93%	0.04%	4.3%
Loan loss allowance to nonperforming loans	954.12%	N/A	954.12%	100.0%
Nonperforming loans to total loans	0.10%	N/A	0.10%	100.0%
Nonperforming assets to total assets	0.09%	N/A	0.09%	100.0%
Leverage (tier 1 to average total assets)	15.58%	17.01%	-1.43%	-8.4%
Assets under advice--Bank of Florida Trust Company	381,371	384,154	(2,783)	-0.7%

	For the Quarter Ended

	September 30, 2006	September 30, 2005	Increase/(decrease)

			$	%

Total interest income	14,299	7,560	6,739	89.1%
Total interest expense	5,967	2,371	3,596	151.7%
Net interest income before provision	8,332	5,189	3,143	60.6%
Provision for loan losses	840	614	226	36.8%
Net interest income after provision	7,492	4,575	2,917	63.8%
Non interest income	1,062	865	197	22.8%
Gain on sale of investments	0	0	0	N/A
Noninterest expense	7,418	4,853	2,565	52.9%
Income before taxes	1,136	587	549	93.5%
Income tax benefit	447	0	447	N/A
Net income (loss)	689	587	102	17.4%
Basic earnings (loss) per common share	$0.08	$0.10	$(0.02)	-20.0%
Diluted earnings (loss) per common share	$0.07	$0.10	$(0.03)	-30.0%
Weighted average common shares - Basic	9,149,185	5,917,630	3,231,555	54.6%
Weighted average common shares - Diluted	9,397,872	6,168,208	3,229,664	52.4%
Return on average assets	0.35%	0.46%	-0.11%	23.6%
Return on average common equity	2.20%	4.27%	-2.07%	48.4%
Top-line revenue	9,394	6,054	3,340	55.2%
Net interest margin	4.46%	4.31%	0.15%	3.5%
Efficiency ratio	78.97%	80.16%	-1.19%	-1.5%
Average equity to average assets	16.05%	10.74%	5.31%	49.4%
Average loans held for investment to average deposits	108.00%	93.32%	14.68%	15.7%
Net charge-offs to average loans	0.00%	0.04%	-0.04%	N/A

	September 30, 2006	September 30, 2005	Increase/(decrease)

			$	%

Total assets	850,096	518,083	332,013	64.1%
Cash and cash equivalents	48,457	43,081	5,376	12.5%
Earning assets	789,695	494,945	294,750	59.6%
Investment securities	41,995	19,094	22,901	119.9%
Loans	729,823	445,494	284,329	63.8%
Allowance for loan losses	7,094	4,084	3,010	73.7%
Intangible Assets	13,225	941	12,284	1305.4%
Deposit Accounts	660,443	443,308	217,135	49.0%
Borrowings	50,500	19,000	31,500	165.8%
Stockholders’ equity	134,463	54,285	80,178	147.7%
Total common shares outstanding	9,563,703	5,919,385	3,644,318	61.6%
Book value per common share	$14.06	$9.17	$4.89	53.3%
Tangible book value per common share	$12.68	$9.01	$3.67	40.7%
Loan loss allowance to total loans	0.97%	0.92%	0.05%	5.8%
Loan loss allowance to nonperforming loans	954.12%	1350.37%	-396.25%	-29.3%
Nonperforming loans to total loans	0.10%	0.07%	0.03%	42.9%
Nonperforming assets to total assets	0.09%	0.06%	0.03%	50.0%
Leverage (tier 1 to average total assets)	15.58%	10.46%	5.12%	48.9%
Assets under advice--Bank of Florida Trust Company	381,371	340,753	40,618	11.9%

	For the Nine Months Ended

	September 30, 2006	September 30, 2005	Increase/(decrease)

			$	%

Total interest income	$36,103	$19,671	$16,432	83.5%
Total interest expense	14,216	6,308	7,908	125.4%
Net interest income before provision	21,887	13,363	8,524	63.8%
Provision for loan losses	2,102	1,309	793	60.6%
Net interest income after provision	19,785	12,054	7,731	64.1%
Non interest income	3,168	2,381	787	33.1%
Gain on sale of investments	0	0	0	0.0%
Noninterest expense	20,223	13,895	6,328	45.5%
Income before taxes	2,730	540	2,190	405.6%
Income tax benefit	1,087	0	1,087	N/A
Net income (loss)	1,643	540	1,103	204.3%
Basic earnings (loss) per common share	$0.22	$0.05	$0.17	340.0%
Diluted earnings (loss) per common share	$0.21	$0.05	$0.16	320.0%
Weighted average common shares - Basic	7,506,280	5,484,007	2,022,273	36.9%
Weighted average common shares - Diluted	7,763,654	5,671,788	2,091,866	36.9%
Return on average assets	0.48%	0.23%	0.25%	-108.7%
Return on average common equity	3.58%	2.23%	1.35%	-60.5%
Top-line revenue	$25,055	$15,744	$9,311	59.1%
Net interest margin	4.50%	3.99%	0.51%	12.8%
Efficiency ratio	80.71%	88.26%	-7.55%	-8.6%
Average equity to average assets	13.35%	10.55%	2.80%	26.5%
Average loans held for investment to average deposits	103.14%	90.53%	12.61%	13.9%
Net charge-offs to average loans	0.07%	0.02%	0.05%	N/A

The foregoing may also be deemed to be offering materials of the Company in connection with its proposed acquisition of Old Florida Bankshares, Inc. (“Old Florida”) on the terms and subject to the conditions in the Agreement and Plan of Merger dated August 28, 2006, among the Company and Old Florida.

Company and Old Florida shareholders and other investors are urged to read the Preliminary Proxy Statement/Prospectus that is included in the Registration Statement on Form S-4, which Bancshares filed with the Securities and Exchange Commission on October 3, 2006, because it contains certain information about the Company, Old Florida, the merger, the solicitation of proxies in the merger and related matters.

The Registration Statement is available for free on the Securities and Exchange Commission website (http://www.sec.gov) as a Form S-4 filed on October 3, 2006 and the Final Proxy Statement/Prospectus will be available for free both on the Securities and Exchange Commission website (http://www.sec.gov) and from Bancshares as follows:

Chief Financial Officer Bancshares of Florida, Inc. 1185 Immokalee Road Naples, Florida 34110 (239) 254-2100